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                                                                    EXHIBIT 23.2

                                Consents of KPMG

                        Consent of Independent Auditors

The Board of Directors
First Bancorp

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.


/s/ KPMG LLP
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Raleigh, North Carolina
May 15, 2000
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                             Tax Advisors' Consent

The Board of Directors
First Bancorp

Board of Directors
First Bancorp

We consent to the inclusion of our tax opinion dated May 15, 2000, regarding the federal and North Carolina income tax consequences of the Merger in the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission and to the quotation or summarization of our tax opinion and the references to our firm under the heading "Expected Tax Treatment As A Result Of The Merger" in the Prospectus/Proxy Statement.


/s/ KPMG LLP
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Raleigh, North Carolina
May 15, 2000